SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 23, 2008

ALPHARMA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8593	22-2095212
(Commission File Number)	(I.R.S. Employer Identification No.)

440 Route 22 East
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)
(908) 566-3800
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-4.1: FIRST AMENDMENT TO THE RIGHTS AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01	Entry into a Material Definitive Agreement.
The Merger Agreement
On November 24, 2008, Alpharma Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of November 23, 2008 (the “Merger Agreement”), with King Pharmaceuticals, Inc. (“King”) and Albert Acquisition Corp., a wholly-owned subsidiary of King (“Acquisition Sub”).
Under the terms of the Merger Agreement, King and Acquisition Sub have agreed to revise their outstanding tender offer for all shares of the Company’s Class A common stock (including the associated preferred stock purchase rights) (the “Offer”) to reflect the terms and conditions related to the Offer set forth in the Merger Agreement. The per share purchase price to be paid pursuant to the Offer will remain at $37.00 per share net to the seller in cash, without interest and subject to any required withholding of taxes (the “Offer Price”). The Merger Agreement provides that the Offer will expire at 5:00 pm New York City time on December 19, 2008, subject to certain extension rights and obligations set forth in the Merger Agreement. The Offer is subject to the condition that a majority of the total number of shares of the Company’s Class A common stock outstanding on a fully diluted basis (together with the associated preferred stock purchase rights) have been validly tendered and not withdrawn before the Offer expires. The Offer is also subject to certain other closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the absence of certain legal impediments and other customary closing conditions.
Following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into the Company (the "Merger”) and the Company will continue as the surviving corporation. Upon consummation of the Merger (the “Effective Time”), the remaining holders of issued and outstanding shares of Class A common stock of the Company (other than shareholders who properly exercise appraisal rights under Delaware law) will receive the Offer Price for each share of the Company’s Class A common stock. The closing of the Merger is subject to approval of the Merger by the holders of the Company’s Class A common stock; however, the parties have agreed that if after the purchase of Class A common stock pursuant to the Offer and any subsequent offering period, and after giving effect to any shares purchased pursuant to the option described in the next paragraph, King, directly or indirectly, owns at least 90% of the outstanding shares of Class A common stock, then, following the satisfaction or waiver of the other conditions to the closing of the Merger, the Merger will occur in a “short-form” pursuant to applicable Delaware law, which will not require the consent of the Company’s shareholders. The Merger is also conditioned upon the absence of certain legal restraints and the acceptance for payment by Acquisition Sub of all the shares of Class A common stock validly tendered pursuant to the Offer.
In the Merger Agreement, the Company granted Acquisition Sub the option to purchase, at a price per share equal to the price paid in the Offer, a number of newly issued shares of Class A common stock equal to the lowest number of shares of Class A common stock that, when added to the number of shares of Class A common stock directly or indirectly owned by King, constitutes one share more than 90% of the shares of Class A common stock outstanding on a fully-diluted basis.
The Company has made customary representations and warranties and covenants in the Merger Agreement, including among other things a “no-shop” restriction on the ability of the Company to solicit third-party proposals relating to alternative transactions or provide information or enter into discussions in connection with alternative transactions, subject to certain limited exceptions to permit the Company’s Board of Directors to comply with its fiduciary duties.
The Merger Agreement contains certain termination rights and provides that the Company will be required to pay King a termination fee equal to $60 million under certain circumstances, including if the Company terminates the Merger Agreement in order to accept a superior proposal. In addition, the Merger Agreement provides that King will be required to pay the Company a termination fee equal to $60 million in the event that the Merger Agreement is terminated (i) due to the failure of King or Acquisition Sub to receive the proceeds of its committed debt financing or (ii) due to the failure to obtain required antitrust approvals or the action of a governmental entity to prevent the completion of the Offer or the Merger as violative of antitrust laws.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Rights Agreement
Immediately prior to the execution of the Merger Agreement, the Company and Computershare Trust Company, N.A., as Rights Agent, entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of September 1, 2008 (the “Rights Agreement”). The Rights Agreement Amendment provides that neither the execution of the Merger Agreement nor the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement will trigger the separation or exercise of the shareholder rights under the Rights Agreement. In particular, none of King, Acquisition Sub or any of their affiliates or associates shall be deemed to be an “Acquiring Person” (as defined in the Rights Agreement) solely by virtue of the approval, execution, delivery, adoption or performance of the Merger Agreement or the consummation of the Offer, the Merger or any other transactions contemplated by the Merger Agreement.
The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.
The information provided in the last two paragraphs of Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 8.01	Other Events.
On November 24, 2008, the Company and King issued a joint press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of November 23, 2008, among Alpharma Inc., King Pharmaceuticals, Inc. and Albert Acquisition Corp.

4.1	First Amendment to the Rights Agreement, dated as of November 23, 2008, between Alpharma Inc. and Computershare Trust Company, N.A., as Rights Agent

99.1	Joint Press Release issued by Alpharma Inc. and King Pharmaceuticals, Inc. on November 24, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.

Date: November 24, 2008	By: Name:	/s/ Thomas J. Spellman III Thomas J. Spellman III
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of November 23, 2008, among Alpharma Inc., King Pharmaceuticals, Inc. and Albert Acquisition Corp.

4.1	First Amendment to the Rights Agreement, dated as of November 23, 2008, between Alpharma Inc. and Computershare Trust Company, N.A.

99.1	Joint Press Release issued by Alpharma Inc. and King Pharmaceuticals, Inc. on November 24, 2008